                                                         As of November 21, 2000

Ark Restaurants Corp.
85 Fifth Avenue
New York, New York  10003

Gentlemen:

                  Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of December 27, 1999 by and between Bank Leumi USA (the "Bank") and Ark Restaurants Corp. (the "Company"), as amended by a letter agreement, dated August 21, 2000 (as so amended, the "Restated Agreement"). Capitalized terms used in this letter agreement (the "Amendment"), and not otherwise defined herein, shall have the meanings defined in the Restated Agreement.

                  Pursuant to the Restated Agreement, the Bank agreed to (i) make one or more Loans to the Company in an aggregate amount not to exceed $27,500,000, at any one time outstanding, and (ii) issue letters of credit for the benefit of the Company, in an aggregate amount not to exceed $2,500,000. The Bank and the Company have agreed to further amend the Restated Agreement, among other things, to (i) increase the aggregate amount of the Loans which the Bank may make to the Company to the initial amount of $28,500,000, (ii) reduce the aggregate amount of the Letters of Credit, which the Bank may issue for the benefit of the Company, at any one time outstanding to $1,500,000, and (iii) make certain changes in the Company's covenants.

                  Accordingly, the Company and the Bank agree as follows:

                  A.       Amendments to Financing

                           A.1 Sections 1.6 and 1.7 of the Restated Agreement
are hereby amended and restated as follows:

                  "1.6 The term "Commitment" means the principal sum of (i) $28,500,000 until June 30, 2001, (ii) $26,000,000 from June 30, 2001 until September 30, 2001, and (iii) $23,000,000 after September 30, 2001; provided, however, that the sums set forth in each of (i), (ii) and (iii) shall be reduced by any Reduction Amount."

                  "1.7 The term "Company's Collateral" means all of (i) the issued and outstanding shares of capital stock of each of the Subsidiaries, other than shares of stock issued by one Subsidiary to another Subsidiary, and the "security", as such term is defined in paragraph 3 of the Company's Security Agreement, and (ii) each of the notes pledged to the Bank pursuant to Section 2.4.3."

                           A.2 The following definitions are hereby added to
Article I of the Restated Agreement:

                  "The phrase `Earnings Before Taxes' means for any period the sum of (i) net income (or loss) of the Restaurant-Related Business for such period, as determined in accordance with GAAP, plus (ii) all charges against income of such Restaurant-Related Business for such period for federal, state and local taxes actually paid."

                  "The term "Outstanding Loan Balance" means the principal amount of all Revolving Loans outstanding at any given time."

                  "The term "Reduction Amount" shall have the meanings defined in Sections 7.3 and 7.13."

                  "The term "Revolving Loan" shall have the meaning defined in
         Section 2.1.1."

                  "The term "Subordinated Debt" shall have the meaning defined in Section 7.3."

                  B.       Amendments to Amount and Terms of Credit

                           B.1 Section 2.1.1 of the Restated Agreement is hereby
amended and restated as follows:

                  "Section 2.1.1. Commitment of the Bank. The Bank shall, subject to and upon the terms and conditions herein set forth, make available to the Company until the second annual anniversary of the date of this Agreement (the "Conversion Date") loans (each a "Revolving Loan" and collectively the "Revolving Loans"). The Revolving Loans made available to the Company pursuant to this revolving loan facility are to provide working capital for the Company's operations. The aggregate principal amount of the Revolving Loans, at any time outstanding, shall not exceed the Commitment. Subject to the foregoing, until the Conversion Date, the Company may borrow, repay and reborrow the Loans to the limit of the Commitment.".

                           B.2 The first sentence of Section 2.1.4 of the
Restated Agreement is hereby amended and restated as follows:

                  Section 2.1.4. Note. The Revolving Loans shall be evidenced by a promissory note evidencing the Loans substantially in the form of Exhibit A annexed to the Amendment, with the blanks completed in conformity herewith (the "Revolving Note") duly executed by the Company and payable to the order of the Bank, and which shall (i) be dated as of the date of the Amendment; (ii) be in the principal amount of $28,500,000; (iii) bear interest at a fluctuating rate per annum equal to one half of one (1/2%) percent above the Reference Rate, in effect from time to time, until maturity (whether by acceleration or otherwise) and thereafter at a fluctuating rate per annum equal to three (3%) percent above the Reference Rate, in effect from time to time; and (iv) be payable at such rate in arrears on the first day of each month commencing with the first day of the month following the date of the Amendment and thereafter on the first day of each month until (a) the Conversion Date, or (b) maturity whether acceleration or otherwise, and after maturity upon demand, and both before and after judgment, until the principal amount is paid in full.

                           B.3 The third sentence of Section 2.1.5 of the
Restated Agreement is hereby amended and restated as follows:

                  "The maximum contingent liability of the Bank (including therein any payments made by the Bank to the beneficiaries of such letters of credit which have not been repaid to the Bank) under all Letters of Credit issued for the account of the Company shall not at any time exceed $1,500,000."

                           B.4 Section 2.2.2 of the Restated Agreement is hereby
amended and restated as follows:

                  "2.2.2 Mandatory Payment. On the Conversion Date, the Company, without premium or penalty, shall prepay the Loans to the extent, if any, by which the Outstanding Loan Balance exceeds $22,000,000."

                  C. Amendments to Security for the Loans. The following additional section is hereby added to Section 2.4 of the Restated Agreement:

                  "2.4.3 The Subsidiaries identified as "payees" on Schedule
         2.4.3 annexed shall pledge and deliver to the Bank each of the notes listed thereon as part of the Subsidiary's Collateral, each with an allonge sufficient to permit negotiation thereof, except for the note payable to Ark 27th St., Inc., which shall be delivered and assigned to the Bank. To support such pledge, each such Subsidiary concurrently is executing and delivering an Amended and Restated Guaranty and an Amended and Restated Security Agreement, except Ark Southfield Corp., which is executing and delivering a Security Agreement. Any notes hereinafter received by the Company or any Subsidiary by reason of sale of a Restaurant-Related business, as provided in Section 7.13, shall be pledged to the Bank as Company Collateral or Subsidiary Collateral, as herein provided, within five (5) business days of their receipt. Notwithstanding anything otherwise in the Restated Agreement or any Security Agreement to the contrary, the Bank only shall have recourse to the collateral pledged pursuant to this Section 2.4.3, and exercise its rights as secured party with respect thereto, only upon the occurrence of an Event of Default pursuant to Section 8.1.1 or 8.1.10 of the Restated Agreement; provided, however, that with respect to
         Section 8.1.10, the Company is the subject of the preceding."

                  D.       Amendments to Covenants.

                           D.1 The following additional Sections are hereby
added to Article 6 of the Agreement.

                  "6.1.6 As soon as practical, but in any event not later than thirty (30) days after the end of each month, a statement signed by an executive officer of the Company separately setting forth the Earnings Before Taxes for each Subsidiary engaged in a Restaurant-Related Business."

                  "6.1.7 As soon as practical, but in any event not later than forty-five (45) days after the end of each fiscal quarter of the Company, a certificate signed by an executive officer of the Company, certifying that the Company is in compliance with each of its covenants in this Agreement, or if the Company is not in compliance, specifying its breaches, and the particulars thereof."

                           D.2 The first sentence of subsection 7.1.9 of the
Restated Agreement is hereby amended and restated as follows and a new subsection 7.1.10 is added:

                  "7.1.9 Consolidated Indebtedness, which in the aggregate does not exceed (i) $26,000,000 prior to June 30, 2000, (ii) $33,000,000 from July 1, 2000 through June 30, 2001, and (iii) thereafter $24,000,000 until the Conversion Date, and subsequently $24,000,000 minus scheduled monthly amortization on the Term Loan and Capitalized Leases; in each of (i), (ii) and (iii) exclusive of (a) Consolidated Trade Indebtedness, (b) Purchase Money Indebtedness (c) outstanding Letters of Credit against which there has not been a draw, and (d) any Subordinated Indebtedness; provided, however, that the amounts set forth in each of (i), (ii) and (iii) shall be reduced by the first $500,000 of Subordinated Indebtedness issued by the Company."

                  "7.1.10 The Company may incur Subordinated Indebtedness up to $5,000,000 at any one time outstanding."

                           D.3 Section 7.2 of the Restated Agreement is hereby
amended and restated as follows:

                  "7.2 Cash Flow. Maintain Consolidated Operating Cash Flow, calculated on the basis of the twelve (12) full calendar months preceding such calculation, of not less than the product of (i) (a) 1.1 as at the end of the first quarter of the Company's fiscal year 2001,
         (b) 1.75 to 1 as at the end of the second quarter of the Company's fiscal year 2001, and (c) 2.0 to 1 as at the end of the third quarter of the Company's fiscal year 2001, and as at the end of each subsequent quarter annual fiscal period, and (ii) the Consolidated Debt Service for such twelve (12) month period; provided, however, that if Consolidated Operating Cash Flow for any such twelve (12) month period shall be less than the product determined pursuant to the first clause of this sentence, then Working Capital must equal or exceed the total amounts paid or payable for Consolidated Debt Service for such twelve
         (12) month period, and provided, further, that Consolidated Operating Cash Flow for any such twelve (12) month period shall at all times at least equal the amount of Consolidated Debt Service for such twelve
         (12) month period.

                           D.4 Section 7.3 of the Restated Agreement is hereby
amended and restated as follows:

                  "7.3 Consolidated Net Worth. Maintain Consolidated Net Worth
         (i) as at the end of the first quarter of the Company's fiscal year 2001 of not less than $23,800,000, (ii) as at the end of the second quarter of the Company's fiscal year 2001 of not less than $23,300,000,
         (iii) as at the end of the third quarter of the Company's fiscal year 2001 of not less than $25,000,000, and (iv) at the end of the Company's fiscal year 2001, and at the end of each subsequent quarter annual period of not less than $27,300,000; provided, however, that upon the Company's written request, the Bank will extend the date for compliance with its Consolidated Net Worth covenant as provided in (i) to the earlier of (a) February 15, 2001 or (b) the date the Company issues its financial statement for the first quarter of fiscal 2001. For the purposes of this covenant and the covenant set forth in Section 7.4, liabilities of the Company used in the calculation of Consolidated Net Worth shall not include principal and interest on all indebtedness which has been subordinated to the Indebtedness of the Company to the Bank on the terms set forth in the next sentence and pursuant to documentation reasonably acceptable to the Bank ("Subordinated Indebtedness"); provided, however, that the first $500,000 of Subordinated Indebtedness shall be paid to the Bank in reduction of the outstanding Loan Balance (a "Reduction Amount"). The Company may pay interest on and repay the Subordinated Indebtedness, in whole or in part; provided, however, that after giving effect to such payment (i) the Company shall be in full compliance with each covenant in the Restated Agreement, based upon a determination made immediately after giving effect to such payment, and (ii) no Event of Default shall have occurred and be continuing."

                           D.4 Section 7.4 of the Restated Agreement is herby
amended and restated as follows:

                  "7.4 Ratio of Consolidated Indebtedness to Shareholders' Equity. Maintain a ratio of total Consolidated Indebtedness to Shareholders' Equity of more than (i) 1:75 to 1:00 at any time through the second and third fiscal quarters of the Company's fiscal year 2001, and (ii) 1:5 to 1:0 at any time thereafter."

                           D.5 Section 7.8 of the Restated Agreement is hereby
amended and restated as follows:

                  "7.8 Capital Expenditures. Without the prior written consent of the Bank, make, in the in aggregate (by the Company and all Subsidiaries) in any fiscal year, any expenditures for fixed or capital assets whether by purchase or capitalized lease (including such loans, advances, investments, recourse purchase money indebtedness and guarantees as are deemed capital expenditures under Sections 7.1.3, 7.1.4, 7.1.5 and 7.1.6 of this Agreement) in excess of $1,000,000, exclusive of (i) up to $850,000 to complete the construction of the Lutece patio enclosure and the "Bar" at the Venetian Hotel in Las Vegas, Nevada, and (ii) up to $1,150,000 to complete construction of the Restaurant-Related Business at the Aladdin Hotel in Las Vegas, Nevada."

                           D.6 Section 7.11 of the Restated Agreement is hereby
amended and restated as follows:

                  "7.11 Dividends, Redemptions. Without the prior written consent of the Bank, declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its capital stock now or hereafter outstanding or return any capital or make any distributions of assets to stockholders. Notwithstanding the foregoing, the Company may use up to $5,000,000 of the proceeds from life insurance policies which it owns on the life of Michael Weinstein to redeem his shares in the event of his death; provided, however, that (i) the Company is in compliance with all of its covenants in this Restated Agreement, and (ii) the insurance policies and proceeds utilized for such purpose have not been pledged or assigned to the Bank."

                           D.7 Section 7.13 of the Restated Agreement is hereby
amended and restated as follows:

                  Section 7.13 Sale of Subsidiary's Shares or Assets. Sell any of the capital stock of any Subsidiary, or all, or substantially all of the assets of any Subsidiary, unless the Bank shall be paid seventy (70%) percent of the cash proceeds of such sale in reduction of the Loans. In the event that any such sale is financed by notes of the purchaser, such notes shall be pledged to the Bank as Company Collateral as provided in Section 2.4.3, and the cash proceeds thereof shall be applied pursuant to this Section upon payment of such notes. Upon receipt by the Bank of a payment from the Borrower pursuant to this Section, the Commitment shall be reduced by an amount equal to fifty (50%) percent of such payment (a "Reduction Amount").

                  E. Waivers. The Bank hereby waives the Company's breaches for its fiscal period ending September 30, 2000 of the following covenants (i) compliance with the Cash Flow covenant set forth in Section 7.2 of the Restated Agreement, (ii) compliance with the Consolidated Net Worth covenant set forth in
Section 7.3 of the Restated Agreement, (iii) compliance with the Ratio of Consolidated Indebtedness to Shareholders' Equity covenant set forth in Section
7.4 of the Restated Agreement, and (iv) compliance with the Dividends, Redemptions covenant set forth in Section 7.11 of the Restated Agreement. Nothing herein shall be deemed a waiver of (i) any other term or covenant of the Restated Agreement, (ii) the Bank's other rights and remedies under the Restated Agreement, (iii) the Bank's right to enforce the waived covenants for any future or other period of time, or (iv) the Bank's right under the Restated Agreement to call a default if the Borrower breaches any of the covenants, conditions or items of the Restated Agreement.

                  F. Conditions Precedent. The obligation of the Bank to execute and deliver this Amendment is subject to the conditions precedent that:

                           F.1 Representations and Warranties. All of the
representations and warranties contained in the Restated Agreement, or otherwise made to the Bank pursuant to or in connection with any of the Loan Documents, shall be correct and complete in all material respects.

                           F.2 Note. The Company shall have executed and
delivered to the Bank the Revolving Note evidencing the Revolving Loans.

                           F.3 Supporting Documents. The Bank shall have
received the following: (a) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of even date herewith, certifying as to (i) the Certification of Incorporation and By-Laws of the Company as then in effect;
(ii) the resolutions of the board of Directors of the Company authorizing the execution, delivery and performance of this Amendment and the Note, and the borrowing(s) thereunder; (iii) the full force and effect of such resolutions on the date hereof; and (iv) the incumbency and signature of each of the officers of the Company signing this Amendment and the Note; (b) such additional supporting documents as the Bank may reasonably request.

                           F.4 Opinion. The Bank shall have received a written
opinion of legal counsel to the Company, in form and substance satisfactory to the Bank and its counsel.

                           F.5 Fees. The Company shall have paid (i) a waiver
fee of $40,000 to the Bank, (ii) the reasonable attorneys' fees of counsel for the Bank, and (iii) all other charges and disbursements incurred in connection with the transactions contemplated by the Amendment.

                  G. Representations and Warranties. To induce the Bank to enter into the Amendment, the Company represents and warrants to the Bank that:

                           G.1 Authority, Enforceability. The Company has all
requisite legal right, power and authority to execute, deliver and perform this Amendment. The Restated Agreement, this Amendment and the Loan Documents are legal, valid and binding obligations of such of the Company and the Subsidiaries as are parties thereto, and are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally or the availability of equitable remedies.

                           G.2 Execution. The execution, delivery and
performance by the Company of this Amendment and the Revolving Note (a) have been authorized by all requisite corporate action, (b) will not violate (i) the Certificate of Incorporation or By-laws of the Company, (ii) the Certificate of Incorporation or By-Laws of each Subsidiary, (iii) any agreement or contract to which the Company is a party, or by which it or any of its property is bound, or any order, decree or judgment, or the provisions of any statute, rule or regulation, domestic or foreign, or (c) result in the creation of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Company or any Subsidiary.

                  H.       Miscellaneous.

                           H.1 Extant Note. As soon after execution and delivery
by the Company of the Note as is practical, the Bank will return to the Company the note evidencing the Loans which was extant prior to the execution and delivery of the Revolving Note.

                           H.2 Entire Agreement. This Amendment is intended by
the parties as the final expression of their agreement, and therefore incorporates all negotiations of the parties hereto, and together with the Restated Agreement and other Loan Documents set forth in the entire agreement of the parties hereto.

                           H.3 Counterparts. This Amendment may be executed in
one or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding and agreement, kindly indicate your acceptance thereof by signing below.

                                       Very truly yours,

                                       BANK LEUMI USA

                                       By:  s/Iris Schechter
                                           ________________________________
                                            Iris Schechter
                                            Vice President

                                       By: s/Richard Oleszewski
                                           ________________________________
                                            Richard Oleszewski
                                            First Vice President

AGREED TO:

ARK RESTAURANTS CORP.

By: s/Andrew Kuruc
   _______________________________
     Andrew Kuruc, Vice President

                                      NOTE

$28,500,000                                              As of November 21, 2000

                  ARK RESTAURANTS CORP., a New York corporation (the "Company"), hereby promises to pay to the order of BANK LEUMI USA (the "Bank"), at the office of the Bank at 562 Fifth Avenue, New York, New York 10036, in lawful money of the United States and in immediately available funds, the principal sum of Twenty-Eight Million Five Hundred Thousand ($28,500,000) Dollars or, if less, the aggregate principal amount of all outstanding Revolving Loans as defined in and made by the Bank to the Company pursuant to the Loan Agreement (as hereinafter defined).

                  Each Loan made by the Bank under the Loan Agreement and each payment thereof made by the Company, shall be endorsed by the Bank on the schedule attached to this Note, provided, however, that the failure by the Bank to endorse the schedule shall not affect the obligation of the Company to repay the Loans.

                  The outstanding unpaid principal balance of this Note shall bear interest at the rate per annum provided for in the Loan Agreement. Interest on this Note shall be payable as set forth in the Loan Agreement and shall be calculated on the basis of a year of 360 days, for the actual number of days elapsed.

                  This note is the Revolving Note referred to in that certain Fourth Amended and Restated Credit Agreement between the Company and the Bank, dated as of even day herewith, as heretofore and concurrently amended, and as such agreement may be further amended from time to time (the "Loan Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in the Loan Agreement. Capitalized terms used herein shall be defined as in the Loan Agreement.

                  If any payment on this Note becomes due and payable on a day on which the Bank's offices are closed (as required or permitted by applicable law or otherwise), such payment shall be extended to the next succeeding day on which those offices are open, and if the date for any payment of principal is so extended, interest thereon shall be payable for the extended time.

                  This Note shall be deemed to be in substitution or and replacement of, and not a repayment of the Note dated December 27, 1999, made by the Company to the Bank (the "Prior Note") and all interest accrued and unpaid under such Prior Note shall be deemed evidenced by this Note and payable hereunder from and after the date of accrual hereof. The execution and delivery of this Note shall not be construed (i) to have constituted repayment of any amount of principal or interest on the Prior Note, or (ii) release, cancel or terminate or otherwise impair all or any part of any lien or security interest granted to the Bank under the Restated Agreement as collateral security for the Prior Note.

                  Presentment for payment, demand, notice of dishonor, protest and notice of protest are hereby waived.

                  This Note amends and restates the extant Note made by the Borrower to the Bank, to evidence the Revolving Loans.

                                       ARK RESTAURANTS CORP.

                                       By:
                                          _______________________________
                                          Andrew Kuruc, Vice President

                                                                  SCHEDULE 2.4.3

                                 ARK RESTAURANTS

                                PROMISSORY NOTES

-----------------------------------------------------------------------------------------------------------------------
   PAYEE                                        MAKER                              AMOUNT                 DATE
-----------------------------------------------------------------------------------------------------------------------
Ark Southfield Corp.          Southfield Restaurant
                              Company LLC                                        $1,000,000             March 9, 2000
-----------------------------------------------------------------------------------------------------------------------
AROC and Ark Corp.            384 Columbus Avenue
                              Associates, L.L.C.                                 $600,000               December 18, 1996
-----------------------------------------------------------------------------------------------------------------------
Ark JMR Corp.                 1337 Third Avenue, LLC                             $1,150,000             October 31, 1997
-----------------------------------------------------------------------------------------------------------------------
Columbus Cafe Corp.           BS Mart Enterprises, LLC                           $250,000               November 2, 1998
-----------------------------------------------------------------------------------------------------------------------
Ark 27th St., Inc.*           Mexicali Enterprises, Ltd.                         $208,500               October 21, 1996
-----------------------------------------------------------------------------------------------------------------------
Ark Seventh Avenue            Charles Seventh Corp.                              $234,068.18            [To be provided]
South Corp. **                                                               (original amount)
-----------------------------------------------------------------------------------------------------------------------




















*This Note is not negotiable. The maker of this Note is currently the subject of a proceeding under Chapter 11 of the Federal Bankruptcy Code.

**This Note is not negotiable.